[Kish, Leake & Associates, P.C. Letterhead]


                         CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the use in this Registration Statement on Form S-8 and in the Prospectus constituting a part thereof of our report dated January 22, 1999 relating to the financial statements of Stockgroup.com Holdings, Inc. f/k/a
I-Tech Holdings Group Inc. as of December 31, 1998 which appears in Stockgroup.com Holdings, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.




Kish, Leake & Associates, P.C.
Englewood, Colorado
November 8, 1999